As filed with the Securities and Exchange Commission on March 2, 2011
Registration No. 333-172228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Energy Conversion Devices, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	38-1749884
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
3800 Lapeer Road
Auburn Hills, Michigan 48326
(248) 475-0100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jay B. Knoll Executive Vice President, General Counsel and Chief Administrative Officer Energy Conversion Devices, Inc. 3800 Lapeer Road Auburn Hills, Michigan 48326 Telephone: (248) 475-0100	copy to: W. Andrew Jack, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 Telephone: (202) 662-5232
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-172228) filed by Energy Conversion Devices, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 14, 2011 (the “Form S-3”) is to file an amended legal opinion as Exhibit 5.1 to the Form S-3. Accordingly, this Amendment No. 1 consists only of this explanatory note and revised versions of the following parts of the Form S-3: the facing page, Item 16 of Part II, the signatures and the exhibit index. This Amendment No. 1 does not contain a copy of the prospectus that was included in the Form S-3, and is not intended to amend or delete any part of the prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

Exhibit
Number		Exhibit Title

3.1		Amended and Restated Certificate of Incorporation January 8, 2008 (incorporated by reference to the Registrant’s Proxy Statement dated October 29, 2007)

3.2		Bylaws in effect as of October 11, 2007 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated October 17, 2007)

4.1	**	Form of Senior Indenture

4.2	**	Form of Subordinated Indenture

4.3	(a)	Form of Senior Debt Security (included as Exhibit 4.1)

4.4	(b)	Form of Subordinated Debt Security (included as Exhibit 4.2)

4.5	*	Form of Warrant Agreement

4.6	*	Form of Warrant Certificate

4.7	*	Form of Subscription Agreement

4.8	*	Form of Stock Purchase Agreement

4.9	*	Form of Stock Purchase Unit

5.1		Opinion of Jay B. Knoll, Esq.

12.1	**	Statement Re: Ratio of Earnings to Fixed Charges

23.1	**	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

23.3		Consent of Jay B. Knoll , Esq. (included in Exhibit 5.1)

24.1		Power of attorney (included in signature page)

25.1	*	Form T-1 Statement of Eligibility of Trustee from Senior Indenture under the Trust Indenture Act of 1939

25.2	*	Form T-1 Statement of Eligibility of Trustee from Subordinated Indenture under the Trust Indenture Act of 1939

(a)	Filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 dated February 16, 2006 and incorporated herein by reference.

(b)	Filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-3 dated February 16, 2006 and incorporated herein by reference.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

**	Previously filed.

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on the 2nd day of March, 2011.

ENERGY CONVERSION DEVICES, INC.
By:	/s/ Mark D. Morelli
Mark D. Morelli,
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Mark D. Morelli	President, Chief Executive Officer and Director
Mark D. Morelli	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer
William C. Andrews	(Principal Financial and Accounting Officer)

*	Director
Joseph A. Avila

*	Director
Alan E. Barton

*	Director
Robert I. Frey

*	Director
William J. Ketelhut

*	Director
Stephen Rabinowitz

*	Director
George A. Schreiber, Jr.

*By:	/s/ Jay Knoll	Date: 3/2/2011
Jay Knoll
Attorney-in-Fact

II-2

INDEX TO EXHIBITS

Exhibit
Number		Exhibit Title

3.1		Amended and Restated Certificate of Incorporation January 8, 2008 (incorporated by reference to the Registrant’s Proxy Statement dated October 29, 2007)

3.2		Bylaws in effect as of October 11, 2007 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated October 17, 2007)

4.1	**	Form of Senior Indenture

4.2	**	Form of Subordinated Indenture

4.3	**	Form of Senior Debt Security (included as Exhibit 4.1)

4.4	**	Form of Subordinated Debt Security (included as Exhibit 4.2)

4.5	*	Form of Warrant Agreement

4.6	*	Form of Warrant Certificate

4.7	*	Form of Subscription Agreement

4.8	*	Form of Stock Purchase Agreement

4.9	*	Form of Stock Purchase Unit

5.1		Opinion of Jay Knoll, Esq.

12.1	**	Statement Re: Ratio of Earnings to Fixed Charges

23.1	**	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

23.3		Consent of Jay Knoll , Esq. (included in Exhibit 5.1)

24.1	**	Power of attorney (included in signature page)

25.1	*	Form T-1 Statement of Eligibility of Trustee from Senior Indenture under the Trust Indenture Act of 1939

25.2	*	Form T-1 Statement of Eligibility of Trustee from Subordinated Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

**	Previously filed.